Exhibit 10.1

Your Immediate Attention is Required

By clicking the “Accept” button associated with this Grant Notice in Charles Schwab’s Equity Award Center, you are expressly agreeing to all of the terms and conditions of this Grant Notice set forth below (including, without limitation, the non-competition, non-solicitation, non-disparagement, inventions assignment and confidentiality restrictions), intending to be legally bound.

As described in Section 19 of this Grant Notice, the deadline for accepting this Grant Notice is                     . If you do not accept this Grant Notice by that deadline (by clicking the “Accept” button associated with this Grant Notice in Charles Schwab’s Equity Award Center), then the grant of Restricted Stock evidenced by this Grant Notice will be cancelled, and the Restricted Stock will be forfeited.

MONSTER WORLDWIDE, INC.

RESTRICTED STOCK AWARD

GRANT NOTICE

MONSTER WORLDWIDE, INC., a Delaware corporation (the “Company”), hereby notifies                      (the “Participant”) of a grant of Restricted Stock by the Committee to the Participant on                      (the “Grant Date”) pursuant to the Company’s 2008 Equity Incentive Plan, as amended (the “Plan”), upon such terms and subject to such forfeiture and other conditions as set forth in this Grant Notice and the Plan. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

1. Grant of the Restricted Stock. Subject to the terms and conditions of the Plan and this Grant Notice, the Participant has been granted as Restricted Stock                      shares of Common Stock for a purchase price of zero ($0.00). The Restricted Stock shall vest and become nonforfeitable, if at all, in accordance with Section 2 hereof.

2. Vesting.

(a) Subject to the Participant’s continuous employment by the Company and its Affiliates, the Restricted Stock granted to the Participant shall vest and become nonforfeitable as to the percentage of the Restricted Stock indicated on the dates specified below (each a “Restricted Stock Vesting Date”):

Date	Incremental Percentage of Restricted Stock Becoming Vested

In the event the above vesting schedule results in the vesting of any fractional share of Common Stock, such fractional share of Common Stock shall not be deemed vested hereunder but shall vest and become nonforfeitable when such fractional share of Common Stock aggregates a whole share of Common Stock.

(b) If the Participant’s continued employment by the Company and its Affiliates is terminated or terminates for any reason (other than death or Disability), then the Restricted Stock, to the extent not then vested, shall be forfeited by the Participant to the Company without consideration; provided, however, that if the Participant’s continued employment terminates because of the Participant’s death or Disability, then the Restricted Stock, to the extent not then vested and not previously forfeited, shall immediately become fully vested.

(c) Notwithstanding any other provision of this Grant Notice to the contrary, in the event that a Change in Control shall occur prior to the date that all of the Restricted Stock is vested, then to the extent not previously forfeited all of the unvested Restricted Stock shall vest effective upon the Change in Control.

(d) In the event that any calendar date on which vesting is purportedly scheduled pursuant to the terms of Section 2 is not a Business Day, the vesting shall automatically be delayed until the first Business Day following that calendar date. “Business Day” means a date on which commercial banks in New York, New York are open for general business.

(e) Notwithstanding any provision of this Grant Notice to the contrary, any and all dividends (whether cash, Common Stock, securities or other property) that may be payable with respect to Restricted Stock that is not vested at the time such dividend is payable shall not be paid. Instead, dividends on such unvested Restricted Stock shall vest, become nonforfeitable and be paid or delivered (without interest), if at all, when, as and only to the extent that the Restricted Stock in respect of which such dividend was payable shall vest and become nonforfeitable pursuant to this Grant Notice. Any dividends on such unvested Restricted Stock shall be forfeited when such Restricted Stock in respect of which such dividend was payable shall be forfeited, and references in this Grant Notice to Restricted Stock that is not vested shall include the dividends payable in respect of such unvested Restricted Stock.

3. Certain Definitions. The following terms shall have the following meaning:

(a) “Business” means the business of (i) connecting employers and people searching for career opportunities using the Internet; (ii) offering online recruitment advertising and/or job posting targeted to careers or vocations; or (iii) providing software or automation which is specifically and primarily designed for use in and specifically and primarily marketed to businesses engaged in an activity listed in (i) or (ii), above.

(b) “Disability” or “Disabled” means, notwithstanding any definition in the Plan, that, in the determination of the Committee, the Participant is both (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of not less than 12 months and (ii) (x) in case the Participant is eligible for the long term disability program offered to United States-based employees by the Company or its Affiliates, the Participant has actually received long term disability benefits for no less than 9 months or (y) in case the Participant is not eligible for such long term disability program solely by virtue of not having been based in the United States, the Participant would have been eligible to receive long term disability benefits for no less than 9 months but for the Participant not being based in the United States. For purposes of Section 2(b) above, it is understood that the Disability shall be deemed to be incurred on the last day of the 9-month period contemplated in clause (ii) of the immediately preceding sentence. In the event the Participant has met the condition set forth in clause (i) of the first sentence of this definition but does not satisfy the condition set forth in clause (ii) of this definition solely by reason of the Participant’s death, then the provisions of such clause (ii) shall be deemed to have been satisfied and for purposes of Section 2(b) above the Disability shall be deemed to be incurred on the date of such death.

4. Delivery of Restricted Stock. The Restricted Stock subject to this Grant Notice shall be maintained in “book-entry” form, registered in the Participant’s name on the books of the Company, and no actual certificates therefore shall be delivered by the Company. As and to the extent the Restricted Stock shall vest pursuant to Section 2, the Company shall cause the shares of vested Restricted Stock (net of any shares required to be withheld) to be credited to the Participant’s account with the third party administering the Company’s equity awards programs (currently Charles Schwab) (the “Administrator”). It is a condition to the Company’s obligation to deliver any evidence of the shares of vested Restricted Stock to the Participant pursuant to this Grant Notice that the Participant shall have opened an account with the Administrator. The Participant shall be the record owner of the Restricted Stock until such Restricted Stock is forfeited pursuant to Section 2 hereof. As record owner, the Participant shall be entitled to all rights of a holder of the Common Stock, except (1) as set forth in Section 2(e) of this Grant Notice, (2) that any and all shares of Common Stock or other securities received by the Participant with respect to the unvested Restricted Stock as a result of a stock split, spin-off, split-off, recapitalization, capital reorganization, reclassification of shares of Common Stock, merger or consolidation shall be deemed to be Restricted Stock subject to all of the provisions of this Grant Notice and shall vest at the same time as the Restricted Stock giving rise to such additional shares or securities received, and (3) that until the Restricted Stock Vesting Date, the Restricted Stock shall be subject to the limitations on transfer set forth in the Plan and Section 12 of this Grant Notice, and the Company may so limit transfers of the Restricted Stock on its books.

5. No Employment Rights; Termination of Employment. Nothing in this Grant Notice shall give the Participant any right to continue in the employment of the Company or any of its Affiliates or to interfere in any way with the right of the Company or any of its Affiliates to terminate the employment of the Participant. For purposes of this Grant Notice, the Participant’s continued employment shall not be deemed terminated solely by virtue of the Participant’s voluntary cessation of employment in circumstances that the Committee determines are reasonably likely to result in a Disability for so long as the Committee determines that the Participant continues to satisfy the conditions that would ultimately lead to the Committee’s determination that the Participant has incurred a Disability.

6. Plan Provisions. The provisions of the Plan shall govern, and if or to the extent that there are inconsistencies between those provisions and the provisions hereof, the provisions of the Plan shall govern. A copy of the Plan is available on the Company’s global Intranet Web site, currently located at http://insideworldwide.com.

7. Clawback. Upon the occurrence of a “Forfeiture Event” (as defined below), as determined by the Company, the Participant shall forfeit all outstanding, unvested shares of Restricted Stock, and with respect to any vested shares of Restricted Stock held by the Participant or that have been disposed of by the Participant (and/or any trust, or family partnership or other entity benefitting or controlled by the Participant), the Participant shall, within 10 days after written demand therefore, either cause such vested shares of Restricted Stock to be returned to the Company for no consideration or pay to the Company, with respect to each share of Restricted Stock so disposed, an amount equal to the gross amount received by such Participant (and/or such trust or family partnership or other entity) upon such disposition. For purposes of this Section 7, a “Forfeiture Event” shall mean (i) the Participant’s material breach of any of the restrictive covenants set forth in Section 8 hereof, (ii) the Participant’s willful misconduct or gross negligence in the performance of his/her duties to the Company and/or its Affiliates, (iii) the Participant’s intentional commission at any time in the performance of his/her duties to the Company and/or its Affiliates of any act of fraud, embezzlement or misappropriation of Company and/or any of its Affiliates’ property and/or (iv) the Participant’s (A) failure or refusal to reasonably cooperate with any governmental/regulatory authority having jurisdiction over the Participant and the Company, (B) willful failure or refusal to attempt in good faith to carry out, or comply with, in any material respect any lawful and reasonable written directive of the Board, the Company’s Chief Executive Officer or the Participant’s supervisor or (C) willful material violation of the Company’s Code of Business Conduct and Ethics. The Company’s rights under this Section 7 shall be in addition to any other rights of recoupment or similar rights that the Company may have pursuant to the Plan or otherwise, including without limitation pursuant to Section 11 of the Plan.

8. Restrictive Covenants and Other Agreements. In consideration for the grant of Restricted Stock and the Participant’s continued employment with the Company or any of its Affiliates, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Participant hereby agrees to the restrictive covenants and other agreements set forth in this Section 8. The Participant acknowledges and agrees that the restrictions contained in this Section 8 are critical and necessary to protect the Company’s and its Affiliates’ legitimate business interests and good will (including the protection of Confidential Information (as defined below)); are reasonably drawn to this end as to duration, place, and scope; are not unduly burdensome; are not injurious to the public interest; are supported by adequate consideration; and that his/her agreement to abide by such restrictions is made in order to induce the Company to offer the Participant the Restricted Stock.

(a) Confidential Information.

(i) The Participant acknowledges and agrees that all information, whether or not in writing, concerning the Company’s and/or its Affiliates’ business, technology, business relationships or financial affairs which the Company and its Affiliates have not released to the general public, including but not limited to the identity of the clients, customers, suppliers, employees and consultants of the Company and its Affiliates, all information concerning the projects, products, program and marketing plans of the Company and its Affiliates, and all pricing and cost information, financial information, methodologies, know-how, processes, practices, approaches, projections, forecasts, formats, systems, data gathering methods and/or strategies of the Company and its Affiliates, irrespective of whether such information constitutes a trade secret under any applicable law (collectively, “Confidential Information”) is and will be the exclusive property of the Company and its Affiliates. Except in the good faith performance of the Participant’s duties as an employee of the Company or any of its Affiliates, the Participant shall not at any time while employed by the Company or any of its Affiliates, or any time thereafter, without the prior express written consent of the Company, directly or indirectly divulge, disclose, use or make available or accessible any Confidential Information to any person, firm, partnership, corporation, trust or any other entity or third party. In addition, the Participant shall not create any derivative work or other product based on or resulting from any Confidential Information (except in the good faith performance of his/her duties as an employee of the Company or any of its Affiliates). The Participant recognizes that all of the documents and other tangible items which contain any Confidential Information are the Company’s and its Affiliates’ property exclusively, including those documents and items which the Participant may have developed or contributed to developing while in the Company’s or any of its Affiliates’ employ, whether or not developed during regular working hours or on the Company’s or any of its Affiliates’ premises.

(ii) The Participant shall not take any action (or engage in any omission) that would reduce the value of the Confidential Information to the Company or any of its Affiliates. The Participant shall return to the Company’s designee, no later than the effective date of the termination of his/her employment for any reason, and without retaining any copies, all property of the Company and its Affiliates, including but not limited to all notes or excerpts thereof, memoranda, computer disks or other media, computer programs, diaries, notes, records, data, customer or client lists, marketing plans and strategies, and any other documents consisting of or containing Confidential Information, that is in the Participant’s actual or constructive possession or which is subject to his/her control at such time.

(b) Intellectual Property/Assignment of Inventions.

(i) The Participant acknowledges and agrees that all ideas, inventions, copyrightable or patentable works, improvements, innovations, techniques, designs, methods, developments, products, services, technologies, writings, discoveries and the like (hereafter “Intellectual Property”) that the Participant makes, conceives, reduces to practice or develops, in whole or in part, either alone or jointly with others, during the Participant’s employment with the Company or any of its Affiliates or with the use of any of the Company’s or any of its Affiliates’ resources, or which arise out of or relate to the Participant’s employment with the Company or any of its Affiliates, shall be considered “works made for hire” and shall be the sole property of the Company or such Affiliate to the maximum extent permitted by law and that the Company or such Affiliate shall be the sole owner of all rights in connection therewith. The Participant shall promptly and fully disclose all such Intellectual Property to the Company and hereby irrevocably assigns, transfers and conveys, to the maximum extent permitted by applicable law, all right, title and interest therein (including rights under patent, copyright, trademark, trade secret, unfair competition and related laws) to the Company or such Affiliate to the extent ownership of any such rights does not vest originally in the Company or such Affiliate.

(ii) The Participant acknowledges that he or she has conveyed and assigned, and hereby does convey and assign, to the Company (or, at the Company’s request, any of its Affiliates), for good and sufficient consideration, the entire right, title and interest, including any and all copyright, trademark and patent rights therein or relating thereto, in and to any Intellectual Property, whether or not patentable or copyrightable, that the Participant made, conceived, or reduced to practice, either solely or jointly with others, during the period of the Participant’s employment prior to the date hereof.

(iii) The Participant further agrees to, at the Company’s request and expense (but without additional compensation to the Participant), assist the Company or its designee in obtaining any patents and copyrights relating to any Intellectual Property described above and shall execute all documents and do all things necessary to obtain patents, copyrights, trademarks and trade names or to otherwise vest the Company (or its designee) with full and exclusive title thereto, and protect the same against infringement by others. If the Company is unable for any reason to secure the Participant’s signature on any document for this purpose, then the Participant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Participant’s agent and attorney in fact, to act for and in the Participant’s behalf and stead to execute any documents and to do all other lawfully permitted acts in connection with the foregoing.

(c) Non-Competition. The Participant acknowledges and recognizes the highly competitive nature of the Business, the valuable Confidential Information to which the Participant has had and will continue to have access, and the customer goodwill associated with the ongoing business of the Company. Accordingly, the Participant agrees that during the period the Participant is employed by the Company or any of its Affiliates and for a period of twelve (12) months following the termination of the Participant’s employment for any reason, the Participant will not, anywhere in the world, directly or indirectly, alone or in conjunction with any other person or entity: (i) engage in any business for Participant’s own account that competes with the Business; (ii) enter the employ of, or render any services, whether as employee, consultant, independent contractor or otherwise, to any person or entity engaged in any business that competes with the Business; or (iii) acquire a financial interest in, or otherwise become involved with, any person or entity engaged in any business that competes with the Business, as an individual, partner, shareholder, officer, director, principal, agent, trustee, or consultant. Notwithstanding anything to the contrary in this Grant Notice, the Participant may directly or indirectly own, solely as a passive investment, securities of any person that competes with or is engaged in a business similar to the Business that are publicly traded on a national or regional stock exchange or on the over-the-counter market if the Participant (i) is not a controlling person of, or a member of a group which controls, such person and (ii) does not, directly or indirectly, own five percent (5%) or more of any class of securities of such person.

(d) Client Non-Solicitation. During the period the Participant is employed by the Company or any of its Affiliates and for a period of twelve (12) months following the termination of the Participant’s employment for any reason, the Participant agrees that he/she will not, directly or indirectly: (i) call on, solicit, or perform services for any client to whom the Company or any of its Affiliates provided services at any time during the twelve (12) months immediately prior to the Participant’s termination of employment or any prospective client to whom the Company or any of its Affiliates had made a presentation at any time during the twelve (12) months immediately prior to the Participant’s termination of employment, for purposes related to competing with the Business; (ii) otherwise interfere with or attempt to interfere with business relationships established between the Company or any of its Affiliates and their respective clients or prospective clients; or (iii) assist or encourage any other person in carrying out the foregoing.

(e) Employee Non-Solicitation. During the period of time the Participant continues to be employed by the Company or any of its Affiliates, and for a period of twelve (12) months following the termination of the Participant’s employment for any reason, the Participant agrees that he/she will not (directly or indirectly, for himself/herself or on behalf of or in conjunction with any other person, company, partnership, corporation, business, group or other entity) employ, hire, solicit, recruit or assist in the solicitation or recruitment of any person who is then employed or engaged as an employee, consultant, or independent contractor by the Company or any of its Affiliates or encourage any employee, consultant or independent contractor of the Company or any of its Affiliates to leave the employment of or cease to perform services for the Company or any of its Affiliates.

(f) Non-Disparagement. The Participant agrees that he/she will not at any time, whether orally or in writing, make any false, defamatory or disparaging statements about the Company, its Affiliates, the officers or directors of the Company or its Affiliates, or the business, products or services of the Company or its Affiliates, that are reasonably likely to cause damage to the Company, its Affiliates or the officers or directors of the Company or its Affiliates. Nothing in this Section shall limit the ability of the Participant to provide truthful testimony as required by law or any judicial or administrative process.

(g) Cooperation Following Employment. The Participant agrees to cooperate with the Company and its Affiliates following the termination of the Participant’s employment for any reason by making himself/herself reasonably available to testify on behalf of the Company and its Affiliates in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company and its Affiliates in any such action, suit, or proceeding, by providing information and meeting and consulting with the Company’s and its Affiliates’ representatives or counsel as requested; provided, however that such cooperation or participation does not materially interfere with the Participant’s then current professional activities. The Company agrees to reimburse the Participant (in accordance with Code Section 409A), on an after-tax basis, for all expenses actually incurred in connection with his/her provision of testimony or assistance.

(h) Forfeiture of Severance and Other Payments in Event of Breach. The Participant acknowledges and agrees that no severance, awards or other payments to the Participant pursuant to this Grant Notice or any other agreement with or plan, program, policy or practice of the Company or any of its Affiliates, including but not limited to any employment agreement or restricted stock agreement between the Participant and the Company or any of its Affiliates, shall be due or payable to the Participant on or following the date that the Participant first breaches any provision(s) of this Section 8. The Participant acknowledges and agrees that the rights and remedies of the Company and its Affiliates under this Section 8(h) shall be in addition to, and shall in no way limit, any and all other rights and remedies to which the Company and its Affiliates are entitled under applicable law.

(i) Equitable Relief and Intended Third Party Beneficiaries. The Participant acknowledges and agrees that the Company’s and its Affiliates’ remedies at law for a breach or threatened breach of any of the provisions of this Section 8 would be inadequate and any such breach would cause irreparable harm, and, in recognition of this fact, the Participant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company and its Affiliates, without posting any bond (to the extent permitted by applicable law), shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary, preliminary or permanent injunction or any other equitable remedy which may then be available. Each Affiliate of the Company is an intended third party beneficiary of this Section 8 and may enforce its terms as if it was a party hereto.

(j) Court Modification. It is expressly understood and agreed that although the Participant and the Company consider the restrictions contained in this Section 8 to be reasonable, if a judicial determination is made by a court of competent jurisdiction that the time period or geographic scope or any other restriction contained in this Section 8 is invalid or unenforceable for any reason, the provisions of this Section 8 shall not be rendered void but shall be deemed reformed or modified only to the extent necessary to render them valid and enforceable in all respects. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Section 8 is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

(k) Tolling During Periods of Breach. The Participant acknowledges and agrees that the Participant’s obligations under Sections 8(c), (d) and (e) shall be tolled during any period that the Participant is in breach of any of the obligations under Sections 8(c), (d) and/or (e) so that the Company and its Affiliates are provided with the full benefit of the restrictive periods set forth therein (i.e., any period during which the Participant is in breach of any of the obligations under Sections 8(c), (d) and/or (e) will not count toward the 12-month post-employment restrictive periods set forth in Sections 8(c), (d) and/or (e)).

(l) Survival of Covenants. The restrictive covenants and other obligations set forth in this Section 8 shall survive any change in the Participant’s compensation, position, title, and duties and/or the termination of the Participant’s employment.

(m) No Arbitration of Claims. Notwithstanding the terms of this Grant Notice or any other agreement between the Participant and the Company or any of its Affiliates to the contrary, neither the Participant nor the Company or any of its Affiliates shall have the right to compel resolution of any claim arising under this Section 8 through arbitration or any other non judicial process.

(n) Other Agreements. The restrictive covenants and other obligations on the part of the Participant set forth in this Section 8 shall be construed independent of any other agreement which the Company or any of its Affiliates and the Participant may have, and the existence of any claim or cause of action by the Participant against the Company or any of its Affiliates, whether predicated upon a provision of this Section 8 or otherwise, shall not constitute a defense to the enforcement by the Company or any of its Affiliates of any covenant or restriction in this Section 8. In addition, any restrictive covenants and other similar obligations of the Participant contained in any other agreement between the Company or any of its Affiliates and the Participant remain in full force and effect in accordance with their terms, and shall not be superseded or otherwise affected by this Grant Notice.

9. Withholding. In the event that prior to any Restricted Stock Vesting Date the Participant has not provided the Company with notice (which may be by written notice or by an election made via the website operated by the Administrator) (the “Payment Notice”) to the effect that the Participant will provide the Company (or the Administrator on the Company’s behalf) payment of the amount, if any, deemed necessary by the Company in its reasonable discretion to enable the Company and its Affiliates to satisfy the minimum federal, foreign or other tax withholding or similar obligations of the Company and its Affiliates with respect to the shares of Common Stock vesting on such Restricted Stock Vesting Date, or in the event the Participant provides the Payment Notice but does not deliver payment of the appropriate amount to the Company (or the Administrator on the Company’s behalf) by such Restricted Stock Vesting Date, then the Company shall satisfy the minimum federal, foreign or other tax withholding or similar obligation of the Company and its Affiliates with respect to such vesting by withholding the number of whole shares of Common Stock (on and valued as of the Restricted Stock Vesting Date) sufficient to satisfy such minimum withholding and other obligations.

10. Notices. All notices or other communications to be given or delivered in connection with this Grant Notice shall be either in electronic format or in writing and shall be deemed to have been properly served if delivered electronically, personally, by courier, or by certified or registered mail, return receipt requested and first class postage prepaid, in the case of notices to the Company, to the attention of SVP of Human Resources, at the Company’s offices at 5 Clock Tower Place, Suite 500, Maynard, MA 01754 and in the case of notices to the Participant, to the Participant’s last known address (as noted in the Participant’s personnel file) or such other addresses (including any electronic mail addresses) as the recipient party has specified by prior notice to the sending party. All such notices and communications shall be deemed received upon the actual delivery thereof in accordance with the foregoing.

11. Binding Effect; Headings. This Grant Notice shall be binding upon and shall inure to the benefit of the Company, the Participant and their respective successors and permitted assigns. The subject headings of Sections are included for the purpose of convenience only and shall not affect the construction or interpretation of any of the provisions of this Grant Notice.

12. Non-Assignability, Etc. The unvested Restricted Stock (and the Participant’s obligations under this Grant Notice) may not be assigned, alienated, pledged, attached, hypothecated, sold or otherwise transferred or encumbered by the Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance of the unvested Restricted Stock (or the Participant’s obligations under this Grant Notice) shall be void and unenforceable against the Company. This Grant Notice will bind and inure to the benefit of and be enforceable by the Participant, the Company, the Company’s successors and assigns and the Participant’s estate, heirs and legal representatives (as applicable).

13. Securities Laws; Insider Trading. The Committee may from time to time impose any conditions on the Restricted Stock as it deems necessary or advisable to ensure that the Plan, this Grant Notice and the issuance and resale of any securities comply with all applicable securities laws, including without limitation the Securities Act and Rule 16b-3 under the Exchange Act. Such conditions may include, among other things, the requirement that certificates for shares of Common Stock to be issued to the Participant hereunder contain a restrictive legend in such form and substance as may be determined by the Committee. Without limiting the foregoing, it is understood that Affiliates of the Company may resell Common Stock only pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 under the Securities Act, or pursuant to another exemption from registration under the Securities Act. The Participant understands and agrees that any and all transactions involving shares of Common Stock or other securities of the Company must comply with applicable laws, rules, regulations and policies, including but not limited to the Company’s policy regarding insider trading, which policy, among other things, prohibits transactions involving shares of Common Stock or other securities of the Company by individuals who have material non-public information relating to the Company.

14. General. This Grant Notice shall be deemed to be an Award Agreement as defined in the Plan. Except as otherwise provided in Section 8(n), this Grant Notice constitutes the entire understanding of the legal obligation between the parties with respect to the subject matter hereof and controls and supersedes any prior understandings, agreements or representations by or between the parties, written or oral with respect to its subject matter, including but not limited to the provisions of any and all employment agreements, term sheets and offer letters (except for terms contained in any binding, written employment agreement providing for acceleration or other enhancement to restricted stock upon the occurrence of specified events). The Participant has not relied on any representation not set forth in this Grant Notice.

15. Governing Law. This Grant Notice shall be governed by and construed under the substantive laws of the State of New York, without regard to the choice of law principles of any forum. Notwithstanding the location of the Participant’s employment for the Company or its Affiliates, be it within or without the State of New York, all actions or proceedings arising under or related to this Grant Notice must be exclusively brought in the state or federal courts serving New York County, New York. Each party, to the fullest extent permitted by applicable law, hereby (i) irrevocably accepts and submits to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom), generally and unconditionally, with respect to any such action, suit or proceeding, and (ii) waives any objection which he/she/it may now or hereafter have based on personal jurisdiction or to the laying of venue of any such action, suit or proceeding therein and agrees not to plead or claim that such action, suit or proceeding has been brought in an inconvenient forum.

16. Severability. If any provision of this Grant Notice as applied to any other provision of this Grant Notice or to any circumstance is adjudged by a court to be invalid or unenforceable, that provision will in no way affect any other provision of this Grant Notice, the application of that provision under any other circumstance, or the validity or enforceability of this Grant Notice.

17. Amendment. This Grant Notice may be unilaterally amended by the Company without the Participant’s consent as provided in the Plan or to conform the Grant Notice to any changes required by the Administrator or as a result of the change of Administrator.

18. Acknowledgements. The Participant acknowledges that he/she has carefully reviewed this Grant Notice, that he/she has had an opportunity to consult with counsel of his/her choice, that he/she has entered into this Grant Notice freely and voluntarily and without reliance on any promises not expressly contained herein, that he/she has been afforded an adequate time to review carefully the terms hereof, and that this Grant Notice will not be deemed void or voidable by claims of duress, deception, mistake of fact, or otherwise. The principle of construction whereby all ambiguities are to be construed against the drafter will not be employed in the interpretation of this Grant Notice.

19. Deadline for Acceptance of Grant Notice. The deadline for accepting this Grant Notice is                     ; if the Participant does not accept this Grant Notice by such deadline (by clicking the “Accept” button associated with this Grant Notice on the website of the Administrator), then the grant of Restricted Stock evidenced by this Grant Notice will be cancelled, and the Restricted Stock will be forfeited.